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                                                                     Exhibit 4.2


                                 CERTIFICATE OF
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                       AND
                VICE PRESIDENT AND ASSISTANT CORPORATE SECRETARY
                   PURSUANT TO SECTIONS 1.2, 2.1, 3.1 AND 3.3
                                OF THE INDENTURE




                  The undersigned, Alan L. Stinson and Hilary Burkemper, do hereby certify that they are the duly appointed and acting Executive Vice President and Chief Financial Officer and Vice President and Assistant Corporate Secretary, respectively, of FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"). Each of the undersigned also hereby certifies in such capacities, pursuant to Sections 1.2, 2.1, 3.1 and 3.3 of the Indenture dated as of August 20, 2001 between the Company and The Bank of New York, as Trustee (the "Indenture"), that:


                  A. There has been established pursuant to resolutions duly adopted by the Board of Directors of the Company and a duly authorized committee thereof (a copy of such resolutions being attached hereto as Exhibit A), a series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, with the following terms:

                  1. The title of the Securities of the series is "7.30% Notes due August 15, 2011" (the "Notes"), CUSIP number 316326AC1.

                  2. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 3.4, 3.5, 3.6, 8.6 or 10.7 of the Indenture) is $250,000,000. The limit upon the aggregate principal amount of the Notes may be increased by the Company without the consent of the holders of any outstanding Notes.

                  3. The date on which the principal of the Notes is payable, unless accelerated pursuant to the Indenture, shall be August 15, 2011.

                  4. The rates at which the Notes shall bear interest shall be 7.30% per annum.

                  5. The date from which interest shall accrue on the Notes shall be August 20, 2001.

                  6. The Interest Payment Dates on which interest on the Notes shall be payable are August 15 and February 15. The initial Interest Payment Date shall be February 15, 2002. The Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the August 1 and February 1, as the case may be, immediately preceding such Interest Payment Date. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at

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the close of business on the Regular Record Date (as defined in the Indenture)
for such interest payment, except that interest payable on August 15, 2011 shall be payable to the persons to whom principal is payable on such date.

                  7. The place or places where the principal of and interest on the Notes shall be payable is at the agency of the Trustee maintained for that purpose at the office of The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York 10286; provided that payment of interest, other than at Stated Maturity (as defined in the Indenture), may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Register (as defined in the Indenture); and provided further that the Depository (as defined in the Indenture), or its nominee, as holder of Notes in global form, shall be entitled to receive payments of interest by wire transfer of immediately available funds.

                  8. The Notes shall be redeemable at the option of the Company, at any time in whole or from time to time in part, at a price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, exclusive of interest accrued to the date of redemption (the "Redemption Date"), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 30 basis points, plus accrued interest thereon to the Redemption Date. The Notes called for redemption shall become due on the Redemption Date.

                  For purposes of determining the Redemption Price, the following definitions are applicable:

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                  "Comparable Treasury Price" means, with respect to any Redemption Date:

                  the average of the bid and the asked prices for the Comparable Treasury Issue, expressed as a percentage of its principal amount, at 4:00 p.m. on the third business day preceding that Redemption Date, as set forth on "Telerate Page 500," or such other page as may replace Telerate Page 500;
                  or

                  if Telerate Page 500, or any successor page, is not displayed or does not contain bid and/or asked prices for the Comparable Treasury Issue at that

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                  time, the average of the Reference Treasury Dealer Quotations obtained by the Trustee for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Trustee is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Trustee.

                  "Independent Investment Banker" means Lehman Brothers Inc. and any successors or, if it is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee and reasonably acceptable to the Company.

                  "Reference Treasury Dealer" means Lehman Brothers Inc. and any successors and four other primary United States government securities dealers in New York City selected by the Independent Investment Banker (each, a "Primary Treasury Dealer"); provided that, if any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer therefor.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, an average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Notes, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the Redemption Date.

                  "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity, computed as of the third business day immediately preceding the Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the applicable Comparable Treasury Price for the Redemption Date.

                  9. There is no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or to repay any of the Notes prior to Stated Maturity at the option of a holder thereof.

                  10. The Notes shall be issued in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

                  11. The principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section
         5.2 of the Indenture.

                  12. Section 9.8 of the Indenture shall be deemed to be amended, for purposes of the Notes only, to delete the provisions appearing therein in their entirety and to replace such provisions with the following:

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                  "Section 9.8. Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, incur, assume or guarantee any Debt secured by a Lien on any part of its property, whether now owned or hereafter acquired, without effectively securing the Notes equally and ratably with that Debt, other than the following:

                           (a) any Lien created under the Credit Agreement (as
                  defined below) or any document executed and delivered pursuant to or in accordance with the requirements thereof;

                           (b) Liens for taxes, fees, assessments or other
                  governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is being contested in good faith and by proper proceedings, if the Company or the applicable Restricted Subsidiary has maintained adequate reserves (in the good faith judgment of the management of the Company) with respect thereto in accordance with GAAP;

                           (c) carriers', warehousemen's, mechanics',
                  landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted;

                           (d) Liens existing on August 20, 2001;

                           (e) Liens consisting of pledges or deposits of cash
                  or securities made by any Restricted Subsidiary in the insurance business as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy the requirements of, any administrative or governmental body of the state of domicile of such Restricted Subsidiary responsible for the regulation thereof;

                           (f) Liens consisting of judgment or judicial
                  attachment Liens (other than arising as a result of claims under or related to insurance contracts or policies, retrocession agreements or reinsurance agreements); provided that the enforcement of such Liens is effectively stayed or fully covered by insurance and all such Liens in the aggregate at any time outstanding for the Company and its Restricted Subsidiaries do not exceed $20,000,000;

                           (g) Liens on assets subject to, and securing
                  obligations in respect of, leases that, in conformity with GAAP, are, or are required to be, accounted for as capital leases on the applicable balance sheet, which are entered into in the ordinary course of business and are non-recourse to the Company or its Restricted Subsidiaries, and other such leases in an aggregate amount not to exceed $15,000,000 at any one time outstanding;

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                           (h) Liens securing obligations permitted under
                  Sections 8.4(f) and (g) of the Credit Agreement, to the extent such Liens are identified and permitted under such sections;

                           (i) Liens arising as a result of claims under or
                  related to insurance contracts or policies, reinsurance agreements or retrocession agreements in the ordinary course of business, or securing Debt of Restricted Subsidiaries in the insurance business incurred or assumed in connection with the settlement of claim losses in the ordinary course of business of such Restricted Subsidiaries;

                           (j) Liens on assets of a Person that becomes a
                  Restricted Subsidiary after August 20, 2001 securing Debt of such Person, which Liens and Debt previously existed and were not created in contemplation of such acquisition, and which Liens are not spread to cover any other property;

                           (k) Liens on assets of the Company or its Restricted
                  Subsidiaries securing Debt owed to the Company or a Restricted Subsidiary;

                           (l) so long as no Default or Event of Default has
                  occurred and is continuing, other Liens securing obligations in an aggregate amount not exceeding $20,000,000; and

                           (m) any extension, renewal or replacement of the
                  foregoing; provided that the Liens permitted hereby shall not be spread to cover any additional Debt or property (other than a substitution of like property).

         For purposes of this Section 9.8, "Credit Agreement" shall mean the Credit Agreement dated as of February 10, 2000 among the Company, Bank of America, N.A., as Administrative Agent, Chase Securities Inc., as Syndication Agent, Morgan Stanley Senior Funding, Inc., as Documentation Agent, Paribas, as Co-Documentation Agent, and the financial institutions and other persons from time to time parties thereto, as amended, supplemented, amended and restated or otherwise modified from time to time. For purposes of this Section 9.8, the term "Restricted Subsidiary" shall include all Subsidiaries of the Company except FNF Capital, Inc., Fidelity Asset Management, Inc., Micro General Corporation, Fidelity National Information Solutions, Inc., any of their respective Subsidiaries, and any other Person defined as an "Excluded Subsidiary" under the terms of the Credit Agreement.

                  13. Section 5.1(4) of the Indenture shall be deemed to be amended, for purposes of the Notes only, to delete the provision appearing therein in its entirety and to replace such provision with the following:

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                  "(4) default in the payment when due of amounts payable under any bond, note, debenture or other evidence of Debt of the Company (including such default with respect to any other series of Securities), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Debt of the Company, whether such Debt exists on the date of this Indenture or shall hereafter be incurred or created, in an aggregate amount exceeding $20,000,000, or default under any such evidence of Debt (including default with respect to any other series of Securities), or under any such other instrument, which results in such Debt in an aggregate principal amount exceeding $20,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such outstanding amount shall not be paid in full, such acceleration shall not be rescinded or annulled or such Debt shall not be paid in full, or there shall not be deposited into trust a sum of money sufficient to pay in full such outstanding amount or such Debt, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes a written notice specifying such default and requiring the Company to cause such outstanding amount to be paid in full, such acceleration to be rescinded or annulled, or such Debt to be paid in full, or to deposit into trust a sum of money sufficient to pay in full such outstanding amount or Debt and stating that such notice is a "Notice of Default" hereunder;"

                  14. The Notes shall be defeasible as provided in Sections 4.4 and 4.5 of the Indenture.

                  15. The Notes shall be issued in global form. The Depository Trust Company shall be the Depository for the Notes in global form. The Notes shall only be transferred in accordance with the provisions of
         Section 3.5 of the Indenture.

                  B. The form of the global Security representing the Notes is attached hereto as Exhibit B.


                  C. The Trustee is appointed as Registrar and Paying Agent.

                  D. The foregoing form and terms of the Notes have been established in conformity with the provisions of the Indenture.

                  E. The undersigned have read the provisions of Sections 3.1 and 3.3 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company and a duly authorized committed thereof delivered herewith and have examined the form of global Security representing the Notes. In the opinion of each of the undersigned, each has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of the series of Securities under the Indenture, designated as

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the Notes in this Certificate, have been complied with. In the opinion of each of the undersigned, all such conditions precedent have been complied with.

                  F. The undersigned, by execution of this Certificate, hereby certify the actions taken by the Board of Directors of the Company and the duly authorized committee thereof in determining and setting the specific terms of the Notes and hereby further certify that attached hereto as Exhibits A and B, respectively, are a copy of resolutions duly adopted by the Board of Directors of the Company on August 10, 2001 and a duly authorized committee thereof on August 13, 2001 pursuant to which the terms of the Notes set forth above have been established and the form of global Security representing the Notes as duly approved by the Board of Directors of the Company and such committee.

                  [Remainder of page intentionally left blank]

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                   IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate as of the 20th day of August, 2001.


                                                    /s/ ALAN L. STINSON
                                                    ----------------------------
                                                    Alan L. Stinson
                                                    Executive Vice President and
                                                    Chief Financial Officer


                                                    /s/ HILARY BURKEMPER
                                                    ----------------------------
                                                    Hilary Burkemper
                                                    Vice President and Assistant
                                                    Corporate Secretary



                                      S-1
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                                   EXHIBIT A

                                 [Resolutions]




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                                   EXHIBIT B

                           [Form of Global Security]